SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

              Current Report Pursuant To Section 13 or 15 (D) of
                           The Securities Act of 1934

     Date of Report (Date of Earliest Event Reported ): November 14, 1996



                           ALLIANCE ENTERTAINMENT CORP.
             (Exact name of registrant as specified in its charter)




Delaware                               1-13054                13-3645913
(State or other                       (Commission            (I.R.S. Employer
jurisdiction of incorporation)         File Number)          Identification No.)



 110 East 59th Street, New York, New York                     10022
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)



  Registrant's Telephone Number, Including Area Code:        (212) 935-6662


                            Exhibit Index on Page 4



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Item 5.             Other Events

                  On November 14, 1996, Alliance Entertainment Corp. (the "Company") announced a major consolidation aimed primarily at reducing operating redundancies. The consolidation plan includes among other things, reducing the Company's domestic warehouses from eight to three and its workforce by as much as 20%. The consolidation plan is expected to be completed by March 1998. The Company expects to take a charge in the fourth quarter of 1996 of approximately $28 to $32 million to account for these changes.

                  The  press  release  dated  November  14,  1996,  set forth in
                  Exhibit 99.1 hereto contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, including, without limitation, the effect of economic and market conditions in markets served by the Company, demand for recorded music product generally, demand for the Company's proprietary product, returns of inventory, currency fluctuations, changes in distribution methodology and technology, and the effects of laws governing rights with respect to intellectual property, as well as other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

Item 7.           Financial Statements and Exhibits

         (c)      Exhibits:

                  Exhibit 99.1      Press Release dated November 14, 1996





















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                                SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ALLIANCE ENTERTAINMENT CORP.



                                      By:       /s/ Timothy Dahltorp
                                                ----------------------
                                      Name:     Timothy Dahltorp
                                      Title:    Executive Vice President, Chief
                                                Financial Officer and Treasurer


Date: November 14, 1996



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                               EXHIBIT INDEX

                                                                       Page

Exhibit 99.1 Press Release dated November 14, 1996.                      6